UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 17, 2008

AMETEK, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12981	14-1682544
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

37 North Valley Road, Paoli, Pennsylvania		19301
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-647-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 17, 2008, AMETEK, Inc. (the "Company") entered into a Note Purchase Agreement pursuant to which the Company will issue and sell, in a private placement, $350,000,000 aggregate principal amount of the Company’s senior notes in four series. The Notes will be issued on two funding dates. The first funding occurred on September 17, 2008 for $250,000,000, consisting of $90,000,000 in aggregate principal amount of 6.59% Senior Notes due September 2015 and $160,000,000 in aggregate principal amount of 7.08% Senior Notes due September 2018. The second funding date will be December 17, 2008 for $100,000,000, consisting of $35,000,000 in aggregate principal amount of 6.69% Senior Notes due December 2015 and $65,000,000 in aggregate principal amount of 7.18% Senior Notes due December 2018. The proceeds from the Notes will be used to refinance existing indebtedness and for general corporate purposes.

The Notes are subject to certain customary covenants, including limitations on the Company and its subsidiaries ability, with significant exceptions, to engage in mergers, consolidations, asset sales, and transactions with affiliates, or to incur priority debt or liens. The Note Purchase Agreement also contains financial covenants that, among other things, require the Company to maintain a debt to EBITDA ratio of not more than 3.5 to 1.0 and an interest coverage ratio of not less than 2.5 to 1.0 for any period of four consecutive fiscal quarters. Upon the occurrence of certain events of default, all of the Notes will be immediately due and payable, and upon the occurrence of certain other events of default all of the Notes may be declared immediately due and payable. The Company may redeem the Notes upon the satisfaction of certain conditions and the payment of a make-whole amount to noteholders, and is required to offer to repurchase the Notes at par following certain events, including a change of control.

Interest on the September 2015 and 2018 Notes is payable semiannually on September 17 and March 17 commencing with March 17, 2009. Interest on the December 2015 and 2018 Notes is payable semiannually on December 17 and June 17 commencing June 17, 2009. Interest on the above mentioned Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The foregoing summary of the Notes is qualified in its entirety by reference to the full text of the Note Purchase Agreement, a copy of which is filed herewith as Exhibit (10.1) and incorporated by reference herein.

A copy of the news release issued by the Company on September 17, 2008 announcing entry into the Note Purchase Agreement is filed as Exhibit (99.1) to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 AMETEK, Inc. Note Purchase Agreement, dated as of September 17, 2008.
99.1 Copy of press release issued by AMETEK, Inc. on September 17, 2008 announcing entry into the Note Agreement, dated as of September 17, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMETEK, Inc.

September 18, 2008	By:	/s/ Robert R. Mandos, Jr.

Name: Robert R. Mandos, Jr.
Title: Senior Vice President and Comptroller

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Exhibit Index

Exhibit No.	Description

10.1	AMETEK, Inc. Note Purchase Agreement, dated as of September 17, 2008.
99.1	Copy of press release issued by AMETEK, Inc. on September 17, 2008.